              As Filed With the Securities and Exchange Commission
                             on September 18, 1996
                                                       Registration No. 333-
 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ................................................................................

                         PERFORMANCE FOOD GROUP COMPANY
             (Exact name of registrant as specified in its charter)


               TENNESSEE                               54-0402940
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

       6800 PARAGON PLACE, SUITE 500
           RICHMOND, VIRGINIA                           23230
(Address of Principal Executive Offices)              (Zip Code)


       PERFORMANCE FOOD GROUP COMPANY 1993 EMPLOYEE STOCK INCENTIVE PLAN
                   1993 OUTSIDE DIRECTORS' STOCK OPTION PLAN
              PERFORMANCE FOOD GROUP EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 ROGER L. BOEVE
                         6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                    (Name and address of agent for service)

                                 (804) 285-7340
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------
 Title of securities                           Proposed maximum           Proposed maximum
   be registered         Amount to be      offering price per share   aggregate offering price    Amount of registration
                          registered                                                                      fee
==========================================================================================================================
Common Stock (1)         98,216 shares             $21.75                $ 2,136,198                     $  737

- -------------------------------------------------------------------------------------------------------------------------

Common Stock(2)          839,284 shares            $14.88      (3)       $12,488,546        (3)          $4,307

- -------------------------------------------------------------------------------------------------------------------------

Total                    937,500 shares                                  $14,624,744                     $5,044

==========================================================================================================================

(1) Represents shares reserved for issuance at $21.75 per share under the Company's 1993 Employee Stock Incentive Plan.

(2) Represents 75,000, 651,784 and 112,500 shares reserved for issuance pursuant to future grants under the Company's 1993 Outside Directors' Stock Option Plan, 1993 Employee Stock Incentive Plan and Employee Stock Purchase Plan, respectively.

(3) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                     REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Performance Food Group Company, a Tennessee corporation (the "Registrant"), for the Registrant's 1993 Employee Stock Incentive Plan, 1993 Outside Directors' Stock Option Plan and Employee Stock Purchase Plan, each as amended.


          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

     The Registration Statement on Form S-8 (Registration No. 33-72400) previously filed by the Registrant with the Securities and Exchange Commission on December 2, 1993, is hereby incorporated by reference herein.

Item 8.  Exhibits


     Exhibit Number                         Description
     --------------  ---------------------------------------------------------

           5         Opinion of Bass, Berry & Sims PLC

          23.1       Consent of KPMG Peat Marwick LLP

          23.2       Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

          24         Power of Attorney (included on page II-3)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 17th day of September, 1996.

                                     PERFORMANCE FOOD GROUP COMPANY

                                     By: /s/ Robert C. Sledd
                                        ----------------------------
                                        Robert C. Sledd
                                        Chairman of the Board, and
                                        Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Robert C. Sledd and Roger L. Boeve, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature               Title                                 Date
- ---------               -----                                 ----
/s/ Robert C. Sledd     Chairman of the Board,                September 17, 1996
- ---------------------   Chief Executive Officer and
Robert C. Sledd         Director (Principal Executive
                        Officer)

/s/ C. Michael Gray     President, Chief Operating Officer    September 17, 1996
- ---------------------   and Director
C. Michael Gray

/s/ Roger L. Boeve      Executive Vice President and Chief    September 17, 1996
- ---------------------   Financial Officer (Principal
Roger L. Boeve          Financial and Accounting Officer)

/s/ Jerry J. Caro       Founding Chairman, Senior Vice        September 17, 1996
- ---------------------   President and Director
Jerry J. Caro

/s/ Fred C. Goad, Jr.
- ---------------------   Director                              September 17, 1996
Fred C. Goad, Jr.

/s/ Timothy M. Graven   Director                              September 17, 1996
- ---------------------
Timothy M. Graven

/s/ Charles E. Adair    Director                              September 17, 1996
- --------------------
Charles E. Adair


                                 EXHIBIT INDEX


       Exhibit Number                         Description
       --------------  ---------------------------------------------------------

             5         Opinion of Bass, Berry & Sims PLC

            23.1       Consent of KPMG Peat Marwick LLP

            23.2       Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

            24         Power of Attorney (included on page II-3)